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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 2nd day of January, 1998, by and between Specialty Transportation Services, Inc., an Illinois corporation (the "EMPLOYER") and Gary I. Goldberg (the "EXECUTIVE").

                                    RECITALS


     A. The Executive has assigned a substantial portion of his interests in that certain Asset Purchase Agreement executed by and between the Executive and Jack Gray Transport, Inc. ("JGT"), dated as of September 24, 1997, as amended by amendment dated as of January 2, 1998 (the "ASSET PURCHASE AGREEMENT"), to Aasche Transportation Services, Inc. ("AASCHE") (referred to hereinafter as the "ASSIGNMENT") (which Asset Purchase Agreement is expected to be further assigned to the Employer on or about January 30, 1998), and the Employer has agreed to engage the Executive to provide services for the benefit of the Employer and the Executive desires to accept such employment with the Employer.

     B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

     C. In the course of his prior employment with JGT and in the course of his employment with the Employer, the Executive has had and will continue to have access to certain confidential information that relates to or will relate to the business of the Employer.

     D. The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Employment. The Employer shall employ the Executive as the President of the Employer. In addition to the foregoing, the Employer acknowledges that the Executive has been elected as a Director of the Employer. The Executive hereby accepts such employment and positions on the following terms and conditions.

     2. Duties. The Executive shall work for the Employer in a full-time capacity. The Executive shall, during the term of this Agreement, have the duties, responsibilities, powers, and authority customarily associated with the position of President. The Executive shall report to, and follow the direction of, the Board of Directors of the Employer (the "BOARD"). The Executive shall diligently, competently, and faithfully perform all duties, and shall devote substantially all his entire business time, energy, attention, and skill to the performance of duties for the Employer and will use his best efforts to promote the interests of the Employer. Upon the consent of a majority of the Board, it shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic, or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

     3. Executive Loyalty. The Executive shall devote substantially all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of the Employer, and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive. The Executive expressly agrees that during the term of this Agreement, he shall not engage, directly or indirectly, as a partner, advisor, agent, employee, or in any other form or capacity, in any other business similar to that of the Employer other than as Vice President, director and stockholder of Aasche. The foregoing notwithstanding, nothing herein contained shall be deemed to prevent the Executive from investing his money in the capital stock or other securities of any corporation whose stock or securities are publicly-owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent the Executive from investing his money in real estate or other businesses unrelated to the business of Employer.

     4. Term of Employment. Unless sooner terminated as hereinafter provided, this Agreement shall be entered into for a period of five (5) years, commencing as of the date first set forth above (the "INITIAL TERM"). The term of employment shall be renewed automatically for successive periods of one (1) year each (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board provides the Executive, or the Executive provides the Board, with written notice to the contrary at least thirty (30) days prior to the end of the Initial Term or any Renewal Term.

     5. Compensation.

        A. Salary. The Employer shall pay the Executive an annual salary of $175,000 (the "INITIAL SALARY"), payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive. Changes to the Initial Salary, as adjusted, may be made following an annual salary review, the first of which shall take place in or around January, 1999, and all subsequent reviews shall occur in or around January of each year thereafter.


        B. Bonus. For the 1998 and all subsequent fiscal years, the Executive shall participate in an executive bonus plan to be established for the executive employees of the Employer.

        C. Stock Options. Effective on the date hereof, Aasche shall grant the Executive a nonstatutory option to purchase five hundred thousand (500,000) shares of the Common Stock of Aasche, par value $.0001 per share. The grant of such stock option, and the terms and conditions thereof, are set forth in the option agreement attached hereto as Exhibit A.

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


        D. Other Benefits. During the term of this Agreement, the Employer shall:

                 (1) include the Executive in any life insurance, disability insurance, medical, dental or health insurance, savings, pension and retirement plans and other benefit plans or programs (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives;

                 (2) include the Executive in such perquisites as the Employer may establish from time to time that are commensurate with his position and at least comparable to those received by other executives of the Employer, including the use of a Cadillac Seville or an automobile of comparable value; and

                 (3) provide the Executive with four (4) weeks paid vacation per annum.

     6. Expenses. The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

     7. Termination. Notwithstanding anything in Paragraph 4 of this Agreement to the contrary, the Executive's services shall terminate upon the first to occur of the following events:

           A. At the end of the term of this Agreement, including any Renewal Terms.

           B. Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer. For purposes of this Agreement, "DISABILITY" shall mean a physical or mental condition that impairs the Executive's ability to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period. A determination as to whether or not the Executive has become disabled pursuant to this Paragraph 7B shall be made following examinations by the Executive's physician and a physician chosen by the Employer. If the physicians as chosen by the Executive and the Employer shall be unable to agree, the parties shall choose a third physician whose assessment as to whether or not the Executive has suffered a Disability shall be binding. A termination of the Executive's employment by the Employer for Disability shall be communicated to the Executive by written notice and shall be effective on the tenth (10th) business day after receipt of such notice by the Executive, unless the Executive returns to full-time performance of his duties before such tenth (10th) business day.


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


            C. On the date the Employer provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, the Executive shall be deemed terminated for cause if the Employer terminates the Executive after the Executive:

                 (1) shall have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement;

                 (2) shall have committed intentional acts that materially
            impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business; or

                 (3) shall have refused to, or willfully failed to, perform his material duties associated with the position of President of the Employer.

            D. On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer thirty (30) days written notice prior to such date of his intention to terminate this Agreement.

            E. On the date the Employer terminates the Executive's employment for any reason, other than a reason set forth in Paragraph 7C, provided that the Employer shall give the Executive thirty (30) days written notice prior to such date of its intention to terminate this Agreement.

     8.     Compensation Upon Termination.

            A. If the Executive's services are terminated pursuant to Paragraph 7, the Executive shall be entitled to his salary through his final date of active employment. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable. In addition, other than upon termination of the Executive's services pursuant to Paragraph 7C or 7D, the Executive shall be entitled to a prorated portion of the annual bonus to which he would otherwise be entitled pursuant to Paragraph 5B. The pro-rata bonus shall be equal to the product of: (1) at the Employer's discretion, either (i) the estimated bonus the Executive would have received for the fiscal year had the Executive's services not been terminated, or (ii) the actual bonus received by the Executive for the year immediately preceding the year in which his services are terminated and (2) a fraction, the numerator of which shall equal the number of months which the Executive worked during the fiscal year in which his employment is terminated and the denominator of which shall equal twelve. Such pro rata bonus shall be payable to the Executive no later than thirty (30) days after his employment is terminated.

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            B. In addition to the salary and benefits set forth in Paragraph
8A, if the Executive's services are terminated pursuant to Paragraph 7E, the Executive shall be entitled to the continuation of his base salary for the remainder of the Initial Term or any Renewal Term then in effect (the "SALARY CONTINUATION PERIOD"), at the rate then in effect as provided under Paragraph 5A and payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect, provided he signs an agreement that releases the Employer from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment.

     9. Protective Covenants. The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, JGT and the Employer, he has acquired and will acquire "Confidential Information", as hereinafter defined, as well as special knowledge of JGT's and the Employer's relationships with their customers, and that, but for his association with JGT and the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships. The Executive further acknowledges and agrees (i) that JGT and the Employer have long term, near-permanent relationships with their customers, and that those relationships were developed at great expense and difficulty to JGT and the Employer, over several years of close and continuing involvement; and (ii) that JGT's and the Employer's relationships with their customers are and will continue to be valuable, special and unique assets of the Employer and that the identity of their customers is kept under tight security with the Employer and cannot be readily ascertained from publicly available materials or from materials available to the Employer's competitors. In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement and the Assignment, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

            A. The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer;

            B. The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses;

            C. The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound;



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

            D. The Executive agrees that, during the time of his employment and for a period of one (1) year after the termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, or, if longer, during any Salary Continuation Period, the Executive will not, except on behalf of Employer, anywhere in North America where the Employer now conducts or operates, or may conduct or operate, its business prior to the date of the Executive's termination of employment:

                 (1) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Employer's customers or prospective customers (as hereinafter defined) for the purpose of selling or attempting to sell, services that are the same as or similar to the services provided by the Employer to its customers during the term hereof (the "BUSINESS"). In addition, the Executive will not disclose the identity of any such customers or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and

                 (2) directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the Business; and

                 (3) solicit or accept if offered to him, with or without
            solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Employer, nor solicit any of the Employer's employees to terminate employment with the Employer, nor agree to hire any employee of the Employer into employment with himself or any company, individual or other entity; and

                 (4) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's customers or prospective customers, with respect to or in any way with regard to any aspect of the Business;

            E. The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its Business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 9 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 9 to such employer;

            F. For purposes of this Paragraph 9, "customer" shall be defined as any person, firm, or entity, including any affiliates thereof, that purchased any type of service from the Employer or JGT or is or was doing business with the Employer, JGT or the Executive





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within the twelve (12) month period immediately preceding termination of the
Executive's employment. For purposes of this Paragraph 9, "prospective customer" shall be defined as any person, firm, or entity contacted or solicited by the Employer, JGT or the Executive (whether directly or indirectly) or who contacted the Employer, JGT or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, or entities become a customer of the Employer or JGT.

            G. The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship
with the Employer or    with JGT, both prior to and during the term of this
Agreement. The Executive further agrees to use Confidential Information solely for the purpose of performing duties with the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer. The Executive agrees that "Confidential Information" includes but is not limited to: (1) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier, or other information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during the Executive's tenure with JGT or to be accessed during his future employment with the Employer, which pertains to the Employer's affairs or interests or with whom or how the Employer does business. The Employer acknowledges and agrees that Confidential Information does not include (1) information properly in the public domain, or
(2) information in the Executive's possession prior to the date of his original employment with JGT;

            H. During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer. Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately;

            I. The Executive recognizes and agrees that all ideas, inventions, enhancements, plans, writings, and other developments or improvements (the "INVENTIONS") conceived by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Business or that relate to any of the

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Employer's work or projects, are the sole and exclusive property of the
Employer. The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and
(2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments.
Notwithstanding the foregoing, pursuant to the Employee Patent Act, Illinois Public Act 83-493, the Employer hereby notifies the Executive that the provisions of this Paragraph 9 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer;

            J. The Executive acknowledges and agrees that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of the Employer, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Employer or the Executive.
The Executive agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon termination of this Agreement, his complete list of the correct names and places of business and telephone numbers of all of its customers and suppliers served by him. The Executive also agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon the termination of this Agreement, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof; and

            K. It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 9 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information. The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof. The Executive further agrees







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to pay all of the Employer's costs and expenses, including reasonable attorneys' and accountants' fees, incurred in enforcing such covenants.

        10. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

        11. Waiver of Breach. Upon the unanimous consent of the Board, a waiver by the Employer of a material breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

        12. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

        13. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing, signed by the Employer and the Executive and subject to the unanimous consent of the Board. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to

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

decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

        14. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

        15. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

        16. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

        17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, without reference to its conflict of law provisions, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Porter, Indiana.

        IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.


EMPLOYER:



SPECIALTY TRANSPORTATION
SERVICES, INC.,
an Illinois corporation


By:/s/ Leon M. Monachos  /s/ Gary I. Goldberg
   --------------------  ---------------------
                         Gary I. Goldberg

Its: V.P. Finance
    -------------------


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

                                    EXHIBIT A

                      AASCHE TRANSPORTATION SERVICES, INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made effective this 2nd day of January, 1998 ("EFFECTIVE DATE"), by and between Aasche Transportation Services, Inc., a Delaware corporation (the "COMPANY"), and Gary I. Goldberg (the "OPTIONEE").

         WHEREAS, in accordance with the terms of his employment agreement with the Company and Specialty Transportation Services, Inc. ("STS") of even date herewith, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock (the "SHARES").

         NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.       GRANT OF OPTION

         The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 500,000 Shares (the "OPTION") on the terms and conditions and subject to all the limitations set forth herein. The Optionee acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a nonstatutory option.

2.       PURCHASE PRICE

         The purchase price of the Shares subject to the Option shall be $3.9375 per Share, the closing price per Share on the Effective Date as reported in the Wall Street Journal.

3.       EXERCISE OF OPTION

         Subject to this Agreement, the Option shall be exercisable as follows:


                                                    EXERCISE PERIOD

                                      Commencement                 Expiration
           Number of Shares              Date                         Date
           ----------------              ----                         ----

              250,000               January 2, 1998             January 1, 2008
              250,000               January 2, 2003             January 1, 2008

         The foregoing notwithstanding, the Company may accelerate the Exercise Period set forth above based upon STS' attainment of certain annual performance goals, which performance goals shall be set forth in an attachment to this Agreement. Furthermore, if the Optionee's employment with STS is terminated pursuant to Paragraph 7B or 7E of the Employment Agreement entered into by STS and the Optionee as of January 2, 1998 (the "EMPLOYMENT AGREEMENT"), all Shares not then exercisable pursuant to the above exercise schedule shall immediately become exercisable and shall be exercisable through January 1, 2008.

         The Option shall expire on, and shall be exercised (if at all) prior to the first to occur of:

         (a)    Ten (10) years from the Effective Date;

         (b) Sixty (60) days after the date on which the Optionee shall cease, for any reason or cause whatsoever, and without regard to such reason or cause (except as set forth in (c) below and other than termination of the Optionee's employment pursuant to Paragraph 7B or 7E of the Employment Agreement), to be an employee of STS; or

         (c) The date the Optionee's employment is terminated, if it is terminated for "cause" as that term is defined in the Optionee's Employment Agreement.

         Upon expiration of the Option without it having been duly exercised, the Option shall be and become null, void, and of no further effect.

4.       EXERCISE OF OPTION AND ISSUANCE OF SHARES

        The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

        The Option price of any Shares shall be payable at the time of exercise either in cash, by certified check or bank check, or by wire transfer.

        The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect





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         to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.       REPRESENTATIONS AND COVENANTS OF THE OPTIONEE

         (a) In connection with the grant of the Option hereunder, the Optionee represents and warrants to the Company that:

                (i) The Shares subject to the Option under this Agreement shall be acquired for the Optionee's own account and not with a view to, or present intention of, distribution in violation of the Securities Act of 1933 (the "1933 ACT") or any applicable state securities laws, and the Shares will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                (ii) The Optionee is sophisticated in financial matters and is able to evaluate the risks and benefits of the Option and the Shares.

                (iii) The Optionee acknowledges that he is able to bear the economic risk of the exercise of the Option for an indefinite period of time, because the Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                (iv) The Optionee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the grant of the Option and has had full access to such information concerning the Company as he has requested.

6.       WITHHOLDING

         The Company shall have the power and right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement. In the alternative, upon any taxable event hereunder, the Optionee may elect, subject to Company approval, to satisfy the withholding requirement in whole or in part, by having the Company withhold Shares that would otherwise be transferred to the Optionee having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Optionee.

7.       LEGEND

         The Optionee shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant of the Option hereunder.

         "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person in the absence


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

              of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividends payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the Shares granted to, or available for, the Optionee shall be made in the manner and kind of Shares granted hereunder.

9.       NON-ASSIGNABILITY

        This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as this Agreement may otherwise provide.

10.      NOTICES

        Any notices required or permitted by the terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:

        To the Company:   Aasche Transportation Services, Inc.
                       10214 N. Mt. Vernon Road
                       Shannon, Illinois 61078
                       Attn:  Board of Directors

        To the Optionee:  Gary I. Goldberg
                       7418 Oak Avenue
                       Gary, Indiana 46403

        or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

11.      GOVERNING LAW

        This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.



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

12.      BINDING EFFECT

        This Agreement shall (subject to the provisions of Section 9 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

AASCHE TRANSPORTATION SERVICES, INC.

By:  /s/ Leon M. Monachos
   -----------------------------------------------
   Leon M. Monachos, Chief Financial Officer


     /s/ Gary I. Goldberg
   -----------------------------------------------
   Gary I. Goldberg










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